EMPLOYMENT AGREEMENT


          AGREEMENT made as of January, 2000, by and between MERIDIAN HOLDINGS, INC. ("Meridian"), OLD FASHIONED SYRUP CO., INC. ("Syrup"), and CHAMPIONLYTE,
INC. ("Lyte"), all of which are Florida corporations with their principal offices located at 3350 N.W. 2nd Avenue, Suite A-28, Boca Raton, Florida 33431 (collectively referred to as "Company"), and MARK STREISFELD, residing at ______________ ____________________ ("Employee").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Employee is currently employed as President of the Company; and

          WHEREAS, the parties desire to set forth the terms and conditions under which such employment will continue.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

          1.     TERM.
                 ----
          The Company hereby employs the Employee and the Employee hereby accepts such employment by the Company for a period of five (5) years, commencing on November 1, 1999, and ending on October 31, 2004, unless sooner terminated pursuant to Paragraph 8 hereof (the "Term").

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          2.     POSITION  AND  DUTIES.
                 ---------------------
          The Company hereby employs the Employee as its President. As such, the Employee shall have responsibilities and duties as are substantially similar to the duties and responsibilities he heretofore performed for the Company and such other duties and responsibilities as the Company's Board of Directors (the "Board") may reasonably request. The Employee accepts his employment and agrees to devote all of his professional time, attention and efforts to promote and further the business of the Company. The Employee shall faithfully adhere to, execute, and fulfill all policies established by the Company.

          3.     COMPENSATION.
                 ------------
          For all services rendered by the Employee, the Company shall compensate the Employee as follows:

               (a) INITIAL BASE SALARY. Effective as of the date hereof and running through October 31, 2000, the Company shall pay the Employee a base salary of $125,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures.

               (b) SALARY INCREASES. Employee's salary will be increased on November 1, 2000 to a base salary of $175,000 per year and will be increased on November 1, 2001 to a base salary of $250,000 per year. Any salary increases

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in  excess thereof shall be only as determined by the Board of Directors, acting without  any  directors  who  are  then  employed  by  the  Company.

          4.     BENEFITS.
                 --------
               (a) The Employee shall be permitted, if and to the extent eligible, to participate in any group life insurance program, health insurance program for him and members of his immediate family, retirement plan, or similar benefit plan of the Company which may be in effect during the Term.

               (b) During the Term, the Company will pay all lease, maintenance, gas and insurance costs associated with an automobile to be utilized by Employee in the performance of services herein.

               (c) During the Term the Company will pay the reasonable fees and expenses of professional advisors, including lawyers and accountants, retained by Employee for his personal tax and financial matters.




          4.     EXPENSE  REIMBURSEMENT.
                 ----------------------
          The Company shall reimburse Employee for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by the Employee in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by the Employee upon submission of any request for reimbursement, and in a format

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and  manner  consistent  with the Company's expense reporting policy, as well as applicable  federal  and  state  tax  record  keeping  requirements.

          5.     VACATION.
                 --------
          The Employee shall be entitled to four (4) weeks paid vacation each year during the Term, the use and accrual of which shall be determined in accordance with applicable policies of the Company. Vacations shall be scheduled at times mutually agreed upon by the Employee and the Board.

          6.     STOCK  OPTION  CONSIDERATION.
                 ----------------------------
          (a) As additional consideration for the services to be performed by the Employee hereunder, the Company shall grant the Employee, subject to the terms and conditions of the Company's 1999 Incentive Stock Option Plan, options to purchase such number of shares of Company's common stock on such dates as follows:

     OPTION  GRANT  DATE                 NUMBER  OF  SHARES
     -------------------                 ------------------
October  31,  2000                         20,000
October  31,  2001                         20,000
October  31,  2002                         20,000
October  31,  2003                         20,000
October  31,  2004                         20,000

               (b) In the event that the Employee's employment hereunder is terminated during the Term hereof "for cause", as defined in Paragraph 9(c), the

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Employee  shall  not have the right to receive any of the Options referred to in
Paragraph  8(a)  whose  Grant  Date  is  after  the  date  of  such termination.

          7.     TERMINATION:  RIGHTS  ON  TERMINATION.

          Employee's employment may be terminated in any one of the following ways, prior to the expiration of the Term:

               (a) DEATH. The death of Employee shall immediately terminate the Term, and no severance compensation shall be owed to Employee's estate except as set forth in Section 8(d) below.

               (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, the Employee shall have been unable to perform the material duties of his position on a full-time basis for a period of three (3) consecutive months, or for a total of four (4) months in any twelve-month period, then thirty (30) days after written notice to the Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate the Employee's employment hereunder if the Employee is unable to resume his full-time duties at the conclusion of such notice period. The Employee shall be covered by such disability insurance as the Company may have in place for its executive employees.

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

               (c) TERMINATION BY THE COMPANY "FOR CAUSE". The Company may terminate the Employee's employment hereunder upon written notice to the Employee "for cause", which shall be: (i) Employee's material breach of this Agreement, which breach is not cured within ten (10) days of receipt by the Employee of written notice from the Company specifying the breach; (ii) the Employee's gross negligence in the performance of his duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the directives of the Board or the Company's policies and procedures, which actions continue for a period of at least ten (10) days after receipt by Employee of written notice of the need to cure or cease such conduct; (iii) the Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, and that in the judgment of the Company such conduct materially and adversely affects the operations or reputation of the Company; (iv) the Employee's conviction of a felony or other crime involving moral turpitude; or (v) the Employee's abuse of alcohol or drugs (legal or illegal) that, in the Company's judgment, materially impairs the Employee's ability to perform his duties hereunder. In the event of a termination "for cause", as enumerated above, the Employee shall have no right to any severance compensation.

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

               (d) WITHOUT CAUSE. At any time after the commencement of employment, the Company may, without cause, terminate the Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Should the Employee be terminated by the Company without cause, the Employee shall receive from the Company a base salary at the rates of provided in Section 3 above for the balance of the Term and at the rate of $250,000 per annum for two (2) years following the expiration of the Term, in accordance with the Company's regular payroll cycle. For the purpose of this Paragraph 8(d) and Paragraph 8(e) below, the Employee's "pro rata share" shall mean the amount determined under Paragraph 3(b) multiplied by a fraction, the numerator of which is the number of days worked by the Employee in the current period and the denominator of which is 365. Such payment shall be made as provided in Paragraph 3(b). If the Employee resigns or otherwise terminates his own employment for any reason or for no reason, the Employee shall receive no severance compensation.

               (e) PAYMENT THROUGH TERMINATION. Upon termination of Employee's employment for any reason provided above, the Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) attributable to the period

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

ending on the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above in this Paragraph 8. All other rights and obligations of the Company and the Employee under this Agreement shall cease as of the effective date of termination, except that the Employee's obligations under Paragraphs 10, 11, and 12 below shall survive such termination in accordance with their terms.

          8.     RESTRICTION  ON  COMPETITION.
                 ----------------------------
               (a) During the Term and thereafter for so long as Employee is receiving payment pursuant to Sections 3 and 8 above, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business group, or other entity (each, a "Person"):

                    (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in competition with the Company, within 100 U.S. miles of the principal office of the Company (the "territory");

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

                    (ii) call upon any Person who is, at that time, an employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company, or employ any such Person; or

                    (iii) call upon any Person who or that is, at that time, or has been, within one (1) year prior to that time, a customer of the Company within the Territory or an Affiliate of the Company, as hereinafter defined, within or outside the Territory for the purpose of soliciting or selling products or services in competition with the Company within the Territory.

               (b) The foregoing covenants shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

               (c) The covenants in this Paragraph 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Paragraph 9 relating

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

to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

               (d) All of the covenants in this Paragraph 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the restriction period stated at the beginning of this Paragraph 9, during which the agreements and covenants of the Employee made in this Paragraph 9 shall be effective, shall be computed by excluding from such computation any time during which the Employee is in violation of any provision of this Paragraph 9.

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

               (e) The Employee acknowledges that: he is the senior executive employee of the Company; he is actively involved in all aspects of the Company's business; and no other employee of the Company is capable of performing the duties and responsibilities of the Employee. The Employee further acknowledges that the amount of his compensation hereunder, has been determined in consideration of the Employee's compliance with the restrictive covenants contained herein. The Employee has carefully read and considered the provisions of this Paragraph 9 and, having done so, agrees that the restrictive covenants in this Paragraph 9 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and its officers, directors, employees, and stockholders. It is further agreed that the Company and the Employee intend that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of these covenants.

          9.     CONFIDENTIAL  INFORMATION.
                 -------------------------
          The Employee hereby agrees to hold in strict confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of

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

proprietary business information relating to the Company (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which the Employee has, or is given (or has had or been given),access as a result of his employment by the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Employee; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by the Employee, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against the Employee; provided, that in the case of clauses (b) or (c), the Employee shall give the Company reasonable advance

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written notice of the Confidential Information intended to be disclosed in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

          10.     RETURN  OF  COMPANY  PROPERTY.
                  -----------------------------
          Promptly upon termination of the Employee's employment for any reason or no reason, the Employee or the Employee's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by the Employee by or on behalf of the Company, or its respective representatives, vendors, or customers that pertain to the business of the Company, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company. The Employee shall not retain or cause to be retained any copies of the foregoing. The Employee hereby agrees that all of the foregoing shall be and remain the property of the Company and be subject at all times to its discretion and control.

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



          11.     INDEMNIFICATION.
                  ---------------
          In the event the Employee is made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company against Employee, and excluding any action by Employee against the Company), by reason of the fact that he is or was performing services under this Agreement or as an officer or director of the Company, then, to the fullest extent permitted by applicable law, the Company shall indemnify the Employee against all expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by the Employee in connection therewith; provided, however, that the Company is not obligated to indemnify the Employee for expenses or losses attributable to his willful misconduct, gross negligence or fraud. Such indemnification shall continue as to the Employee even if he has ceased to be an employee, officer, or director of the Company and shall inure to the benefit of his heirs and estate. The Company shall advance to the Employee all reasonable costs and expenses directly related to the defense of such action, suit or proceeding within twenty (20) days after written request therefor by the Employee to the Company, provided, that such request shall

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

include a written undertaking by Employee, in a form acceptable to the Company, to repay such advances if it shall ultimately be determined that the Employee is not or was not entitled to be indemnified by the Company against such costs and expenses. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit, or proceeding, the Company will engage competent legal representation, and the Employee agrees to use the same representation; provided, that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing the Employee, the Employee may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel. The provisions of this Paragraph 12 are in addition to, and not in derogation of, the indemnification provisions of the Company's By-laws. The foregoing indemnification also shall be applicable to the Employee in his capacity as an officer, director, or representative of any subsidiary or affiliate of the Company, or any other entity, but in each case only to the extent that the Employee is serving at the request of the Board of Directors of the Company.

          12.     ASSIGNMENT;  BINDING  EFFECT.
                  ----------------------------
          The Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience, and skills.

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

The Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

          13.     COMPLETE  AGREEMENT;  WAIVER;  AMENDMENT.
                  ----------------------------------------
          This Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and the Employee with respect to the subject matter hereof and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and the Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

          14.     NOTICE.
                  ------
          All notices, approvals, consents or other communications required or permitted hereunder, shall be in writing and shall be sent by certified or registered mail, return receipt requested, with postage prepaid, by hand

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delivery,  by telecopier, or by reputable overnight courier service or overnight mail  service  as  follows:

     If  to  Company:          Meridian  USA Holdings,  Inc.
                               3350  N.W.  2nd Avenue.
                               Suite  A-28
                               Boca  Raton,  FL  33431

     To  Employee:             Mr.  Mark  Streisfeld
                               c/o Meridian USA Holdings, Inc.
                               3350 N.W. 2nd Avenue
                               Suite A-28
                               Boca Raton, FL  33431

or such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices and other communications shall be deemed to have been duly given or made (i) when delivered by hand, (ii) three
(3)
business days after being deposited in the custody of the United State Postal Service, postage prepaid, (iii) the first business day after being placed in overnight courier or mail service, or (iv) the first business day after telecopied, receipt acknowledged.

          15.     SEVERABILITY;  HEADINGS.
                  -----------------------
          If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be

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

in addition to, and not in place of, the provisions of Paragraph 14(c) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

          16.     EQUITABLE  REMEDY.
                  -----------------
          Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Paragraphs 9, 10 and 11 and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants. In any action or proceeding brought to enforce Paragraphs 9, 10 or 11, the non-prevailing party shall pay all costs and attorneys' fees incurred by the prevailing party in connection with such action or proceeding.

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          17.     GOVERNING  LAW.
                  --------------
          This Agreement shall in all respects be construed according to the laws of Florida, without regard to its conflict of laws principles.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in January 2000.

MERIDIAN  HOLDINGS,  INC.

By:   /s/  Alan  Posner
      -----------------
Name:  Alan  Posner
       ------------
Title:Chief  Executive Officer and Secretary
      --------------------------------------

OLD  FASHIONED  SYRUP  CO.,  INC.

By:   /s/  Alan  Posner
      -----------------
Name:  Alan  Posner
       ------------
Title:Chief  Executive Officer and Secretary
      --------------------------------------

CHAMPIONLYTE,  INC.

By:   /s/  Alan  Posner
      -----------------
Name:  Alan  Posner
       ------------
Title:Chief  Executive Officer and Secretary
      --------------------------------------

     EMPLOYEE:

/s/  Mark  Streisfeld
---------------------
     Mark  Streisfeld

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